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                                 EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of September 30, 1998, by and between Wavetek Corporation, a Delaware corporation (the "Company"), and Terence J. Gooding (the "Employee").

          WHEREAS, Employee has been employed as an executive officer of Company; and

          WHEREAS, Company and Employee wish to set forth the terms of the Employee's continued employment by Company;

          NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:


          1.   EMPLOYMENT.

          Company hereby employs Employee, and Employee agrees to serve as an employee of the Company, on the terms and conditions set forth in this Agreement.

          2.   PERIOD OF EMPLOYMENT.

          The "Period of Employment" shall be the period commencing on September 30, 1998, and ending on March 31, 1999.

          3.   DUTIES DURING THE PERIOD OF EMPLOYMENT.

          During the Period of Employment, Employee shall have such duties and responsibilities as are assigned to Employee by the Board of Directors of Company commensurate with such position. In performing such duties, Employee's principal place of employment shall be at the offices of the Company set forth on Exhibit A.




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          4.   CURRENT CASH COMPENSATION.

          (a)  BASE SALARY.

          As compensation for his services hereunder, Company will pay to Employee during the Period of Employment a base salary at the annual rate of $325,000, payable in accordance with the Company's payroll practices for senior executives.

          (b)  DISCRETIONARY BONUS.

          In addition to the base salary referred to in paragraph (a) of this Section, Employee shall be entitled to a bonus in such amount as determined by the Board of Directors of Company in its discretion.

          5.   OTHER EMPLOYEE BENEFITS.

          (a)  REGULAR REIMBURSED BUSINESS EXPENSES.

          Company shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of Employee's duties during the Period of Employment, including first-class air travel, and provide such other facilities or services as Company and Employee may, from time to time, agree are appropriate, all in accordance with Company's established policies.

          (b)  EMPLOYEE BENEFIT PLANS.

          In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's employee benefit plans for U.S. executives, as presently in effect or as they may be modified or added to by Company from time to time.

          (c)  ADDITIONAL BENEFITS.

          In addition to the cash compensation provided for in Section 4 hereof and participation in the employee benefit plans provided in paragraph (b) of this Section, Employee shall be entitled to the additional benefits set forth in Exhibit A.


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          6.   CONFIDENTIAL INFORMATION.

          Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to Company or any affiliate of Company, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of Company and any affiliate of Company learned by Employee from Company or any such affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside Company or any of its affiliates, whether during or after Employee's period of service with Company, except as may be required by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. Employee agrees to give Company advance written notice of any disclosure pursuant to the preceding sentence and to cooperate with any efforts by Company to limit the extent of such disclosure. Upon request by Company, Employee agrees to deliver promptly to Company upon termination of Employee's services for Company, or at any time thereafter as Company may request, all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to Company's or any affiliate's business and all property of Company or any affiliate associated therewith, which Employee may then possess or have under Employee's control, other than personal notes, diaries, rolodexes and correspondence.

          7.   NONCOMPETITION AGREEMENT.

          Without the consent in writing of the Board of Directors of Company which will not be unreasonably withheld, upon termination of Employee's employment for any reason whatsoever, Employee will not for a period of one year thereafter (i) engage in, or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, officer or director of a corporation or as an employee, agent, associate, adviser or consultant of any person, partnership or corporation, any business in


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competition with the business carried on by Company or any of its affiliates or
(ii) employ or seek to employ any person then employed by the Company or any of its affiliates. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning less than five percent (5%) of any publicly traded corporation (whether or not such corporation is in competition with Company or its affiliates).

          It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable.

          Employee confirms that all restrictions in this Section are reasonable and valid and hereby waives all defenses to the strict enforcement thereof by Company.

          8.   REMEDY.

          Should Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 6 and 7 hereof, it is agreed that Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining Employee and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to Company shall not be deemed to limit or prevent the exercise by Company of any or all further rights and remedies which may be available to Company hereunder or at law or in equity.

          9.   GOVERNING LAW.

          This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be


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omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

          10.  NOTICES.

          All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or five (5) days after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed to the respective party at the address set forth below or to such other address as may hereafter be designated by like notice. Unless otherwise notified as set forth above, notice shall be sent to each party as follows:

          (a)  Employee, to:

               Terence J. Gooding
               P. O. Box 675220
               Rancho Santa Fe, California  92067

          (b)  Company, to:

               Wavetek Corporation
               1030A Swabia Court
               P.O. Box 113585
               Research Triangle Park, North Carolina  27709-3585

               Attention:  Chief Executive Officer

          In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax, which shall be effective upon receipt.

          11.  MISCELLANEOUS.

          (a)  ENTIRE AGREEMENT.

          This Agreement constitutes the entire understanding between Company and Employee relating to employment of Employee by Company and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the


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benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Company and its successors.

          (b)  WITHHOLDING TAXES.

          All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, employment and other taxes.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                              WAVETEK CORPORATION

                              By:  /s/ Albrecht Wandel
                                   --------------------------------------------
                                   Albrecht Wandel
                                   Co-Chairman of the Board of Directors


                                   /s/ Terence J. Gooding
                                   --------------------------------------------
                                       Terence J. Gooding





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                           EXHIBIT A TO EMPLOYMENT AGREEMENT
                            BETWEEN WAVETEK CORPORATION AND
                                 TERENCE J. GOODING


PRINCIPAL PLACE OF EMPLOYMENT

     San Diego, California


ADDITIONAL BENEFITS

     1. ASSUMPTION OF LEASE. Effective as of April 1, 1999, Employee shall assume the lease for Company's offices in San Diego, California. At that time Employee shall have the option to purchase any or all of the furniture, fixtures and equipment at Company's offices in San Diego, California for a cost equal to depreciated book value.

     2. EXECUTIVE ASSISTANT. Company shall continue to employ the current executive assistant of Employee or a replacement designated by Employee during the Period of Employment and provide such assistant with salary, bonus and benefits no less favorable than those provided to such assistant on September 30, 1998.

PAYMENT ON TERMINATION OF PERIOD OF EMPLOYMENT

     Upon termination of the Period of Employment on March 31, 1999, Company shall pay Employee an amount equal to 12 months' base salary at the rate in effect at the commencement of the Period of Employment (i.e., $325,000).